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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the use of our report dated February 3, 2004, with respect to the consolidated balance sheets of Entertainment Properties Trust as of December 31, 2003 and 2002 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.

                                                  /s/ KPMG LLP

Kansas City, Missouri

April 22, 2004